Exhibit 99.1

DFIN Reports Third-Quarter 2025 Results

CHICAGO – October 29, 2025 – Donnelley Financial Solutions, Inc. (NYSE: DFIN) (the “Company” or “DFIN”) today reported financial results for the third quarter of 2025.

Highlights for the third quarter of 2025:

•
Third-quarter software solutions net sales of $90.7 million, an increase of 10.3% from the third quarter of 2024; Software solutions net sales accounted for 51.7% of total net sales, up from 45.8% in the third quarter of 2024.
•
GAAP net loss of $40.9 million, or $1.49 per diluted share, as compared to net earnings of $8.7 million, or $0.29 per diluted share, in the third quarter of 2024.
o
As previously announced, the Company completed the termination and settlement of its primary defined benefit plan during the quarter; the settlement resulted in a non-cash charge of $82.8 million and a $12.5 million cash contribution to fully fund the plan.
•
Non-GAAP net earnings(a) of $23.7 million, or $0.86 per diluted share, as compared to non-GAAP net earnings(a) of $14.3 million, or $0.48 per diluted share, in the third quarter of 2024.
•
Adjusted EBITDA(a) of $49.5 million, up $6.3 million, or 14.6%, from the third quarter of 2024; Adjusted EBITDA margin(a) of 28.2%, up approximately 410 basis points from the third quarter of 2024.
•
Gross leverage(a) of 0.7x and net leverage(a) of 0.6x as of September 30, 2025.
•
The Company repurchased 659,367 shares for approximately $35.5 million at an average price of $53.79 per share. As of September 30, 2025, the remaining share repurchase authorization was $114.5 million.

(a) Non-GAAP net earnings, Adjusted EBITDA, Adjusted EBITDA margin, gross leverage and net leverage are non-GAAP financial measures that exclude the impact of certain items noted in the reconciliation tables below. The tables below provide reconciliations to the most comparable GAAP measures.

“We are pleased with the results for the third quarter, as we continue to progress in our strategic transformation by delivering an improved sales mix, an increase in Adjusted EBITDA, and Adjusted EBITDA margin expansion compared to the third quarter of 2024. We experienced increased momentum in the growth of our software solutions net sales, which increased 10.3% versus the third quarter of 2024, driven by our recurring compliance products, ActiveDisclosure and Arc Suite, which grew approximately 16%, in aggregate. Venue, our virtual data room product, recorded sales growth of approximately 3%, an improvement compared to recent trend. In addition, during the third quarter, we launched new Venue following a comprehensive rebuild and have received very positive feedback in response to the most modern virtual data room on the market. Software solutions net sales accounted for 51.7% of total third-quarter net sales, up approximately 590 basis points from last year’s third-quarter sales mix and represented the majority of our overall quarterly net sales, another positive proof point of our software-centric strategy,” said Daniel N. Leib, DFIN’s President and Chief Executive Officer.

Leib continued, “The improvement in the level of capital markets deal activity we experienced in the second quarter, especially the market for new equity issuances, strengthened in the third quarter, resulting in better-than-expected third-quarter capital markets transactional revenue. Adjusted EBITDA increased by $6.3 million, or 14.6%, and Adjusted EBITDA margin expanded to 28.2%, approximately 410 basis points higher than last year’s third quarter, despite a modest year-over-year reduction in total transactional revenue. Our continued strong margin performance reflects the combination of our ongoing migration to a more favorable sales mix, permanent reductions to our cost structure, and operating efficiencies, all of which enable DFIN to operate at a higher level of profitability across various market cycles.”

“Entering the fourth quarter, the government shutdown which started on October 1st and the resulting impact on the SEC’s ability to declare registration statements effective has substantially curtailed IPO activity and impacted other capital markets transactions so far in the fourth quarter. While the outlook for the duration of the government shutdown remains unknown, our strong market position and deep domain expertise position DFIN well when market activity resumes. We will continue to aggressively manage our cost structure and remain disciplined in the allocation of capital as we execute our transformation to become the market leading provider of regulatory and compliance solutions,” Leib concluded.

Net Sales

Net sales in the third quarter of 2025 were $175.3 million, a decrease of $4.2 million, or 2.3%, from the third quarter of 2024. Net sales decreased primarily due to lower investment companies and capital markets compliance revenue, part of which is related to a reduction in print and distribution volumes, and lower capital markets transactional revenue, which decreased $3.5 million year-over-year, partially offset by higher software solutions net sales primarily driven by ActiveDisclosure and Arc Suite.

Pension Plan Termination and Settlement

In August 2024, the Company executed an amendment to commence the process of terminating the Company’s primary defined benefit plan (the “Plan”) which had been frozen since 2011. During the third quarter of 2025, the Company settled the Plan obligations through a combination of lump sum payments to certain Plan participants and the purchase of a non-participating irrevocable group annuity contract from a third-party insurer, backed by state guarantees (the “Plan Settlement”). In connection with the Plan Settlement, the Company made a $12.5 million cash contribution to fully fund the Plan.

As a result of the Plan Settlement, the Company remeasured the Plan’s assets and obligations and recognized a non-cash settlement charge of $82.8 million during third quarter of 2025, due to the recognition of unrealized accumulated Plan losses previously reported within accumulated other comprehensive loss on the Unaudited Condensed Consolidated Balance Sheets. The Plan Settlement was recorded within Corporate. The Plan Settlement resulted in the removal of a net liability of approximately $10 million (approximately $200 million of Plan obligations and approximately $190 million of Plan assets) from the Company’s balance sheet.

Net (Loss) Earnings

For the third quarter of 2025, net loss was $40.9 million, or $1.49 loss per diluted share, as compared to net earnings of $8.7 million, or $0.29 per diluted share, in the third quarter of 2024. Net loss in the third quarter of 2025 included after-tax charges of $64.6 million, or $2.35 per diluted share, primarily related to the Plan Settlement and share-based compensation expense. Net earnings in the third quarter of 2024 included after-tax charges of $5.6 million, or $0.19 per diluted share, primarily related to share-based compensation expense.

Adjusted EBITDA and Non-GAAP Net Earnings

For the third quarter of 2025, Adjusted EBITDA was $49.5 million, an increase of $6.3 million as compared to the third quarter of 2024. Adjusted EBITDA margin was 28.2%, an increase of approximately 410 basis points as compared to the third quarter of 2024. The increase in Adjusted EBITDA and Adjusted EBITDA margin was primarily due to higher software solutions net sales, a favorable sales mix, and cost control initiatives, partially offset by lower investment companies and capital markets compliance volumes and lower capital markets transactional revenue.

For the third quarter of 2025, non-GAAP net earnings were $23.7 million, or $0.86 per diluted share, as compared to $14.3 million, or $0.48 per diluted share, in the third quarter of 2024.

Reconciliations of reported net sales to organic net sales and consolidated net earnings (loss) to Adjusted EBITDA, Adjusted EBITDA margin and non-GAAP net earnings are presented in the tables.

Guidance

The Company provides the following guidance for the fourth quarter of 2025.

Fourth-Quarter Guidance
Total Net Sales	$150 million to $160 million
Adjusted EBITDA margin	22% to 24%
Capital markets transactional net sales	$30 million to $40 million

The guidance provided above constitutes forward-looking statements and actual results may differ materially. Refer to the “Use of Forward-Looking Statements” section below for information on the factors that could cause actual results to differ materially from these forward-looking statements.

Adjusted EBITDA margin guidance presented above is provided on a non-GAAP basis only, without providing a reconciliation to guidance provided on a GAAP basis because the preparation of such a reconciliation could not be accomplished without “unreasonable efforts.” The Company does not have access to certain information that would be necessary to provide such a reconciliation, including non-recurring items that are not indicative of the Company’s ongoing operations. Such items include, but are not limited to, certain costs, expenses, gains and losses and other specified items that management believes are not indicative of our ongoing operations.

Company Results and Conference Call

DFIN’s earnings press release for the third quarter of 2025, which is included as Exhibit 99.1 to the Company’s Current Report on Form 8-K that has been furnished to the SEC on October 29, 2025, is available on the Company’s investor relations website at investor.dfinsolutions.com. A supplemental trending schedule of historical results, including additional breakouts of segment-level net sales, is also available on the Company’s investor relations website.

DFIN will hold a conference call and webcast on October 29, 2025, at 9:00 a.m. Eastern time to discuss financial results for the third quarter of 2025, provide a general business update and respond to analyst questions.

A live webcast of the call will also be available on the Company’s investor relations website. Please visit investor.dfinsolutions.com at least fifteen minutes prior to the start of the event to register, download and install any necessary audio software.

If you are unable to participate live, a replay of the webcast will be available following the conference call on the Company’s investor relations website, along with the earnings press release and related financial tables.

About DFIN

DFIN is the leading global provider of compliance and regulatory software and services, fueling end-to-end investment company regulatory compliance needs, complex capital markets transactions, and essential financial reporting at every stage of the corporate lifecycle. Our mission is simple: to empower clients with the software and support they need to stay ahead of public company filings, investment company filings, private reporting, and beneficial owner reporting, while enhancing workflow efficiency. We bring deep expertise to every engagement, driving transparency and collaboration built on confidence and reliability. Learn more at DFINsolutions.com or follow us on LinkedIn.

Investor Contact:

Mike Zhao

Investor Relations

investors@dfinsolutions.com

Use of Non-GAAP Information

This news release contains certain non-GAAP financial measures, including non-GAAP gross profit, adjusted non-GAAP gross profit, non-GAAP gross margin, adjusted non-GAAP selling, general and administrative expenses (“SG&A”), adjusted non- GAAP income from operations, adjusted non-GAAP operating margin, Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP earnings before income taxes, non- GAAP effective tax rate, adjusted non-GAAP net earnings, adjusted non-GAAP net earnings per diluted share, Free Cash Flow and organic net sales. The Company believes that these non-GAAP financial measures, when presented in conjunction with comparable GAAP measures, provide useful information about the Company’s operating results and liquidity and enhance the overall ability to assess the Company’s financial performance. The Company uses these measures, together with other measures of performance under GAAP, to compare the relative performance of operations in planning, budgeting and reviewing the performance of its business.

The Company’s non-GAAP statement of operations measures, which include non-GAAP gross profit, adjusted non-GAAP gross profit, non-GAAP gross margin, adjusted non-GAAP SG&A, adjusted non-GAAP income from operations, adjusted non- GAAP operating margin, Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP earnings before income taxes, non-GAAP effective tax rate, adjusted non-GAAP net earnings and adjusted non-GAAP net earnings per diluted share, are adjusted to exclude the impact of certain costs, expenses, gains and losses and other specified items that management believes are not indicative of our ongoing operations. These adjusted measures exclude the impact of expenses associated with the Company’s pension plan settlement charge, non-income tax, net, accelerated rent (benefit) expense, share-based compensation and eliminate potential differences in results of operations between periods caused by factors such as historic cost and age of assets, financing and capital structures, taxation positions or regimes, restructuring, impairment and other charges, net and gain or loss on certain investments, business sales and asset sales.

Free Cash Flow is a non-GAAP financial measure and is defined by the Company as net cash flow provided by operating activities less capital expenditures. By adjusting for the level of capital investment in operations, the Company believes that free cash flow can provide useful additional basis for understanding the Company’s ability to generate cash after capital investment and provides a comparison to peers with differing capital intensity.

Organic net sales is a non-GAAP financial measure and is defined by the Company as reported net sales adjusted for the changes in foreign currency exchange rates and the impact of dispositions.

These non-GAAP financial measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. In addition, these measures are defined differently by different companies in our industry and, accordingly, such measures may not be comparable to similarly-titled measures of other companies.

Use of Forward-Looking Statements

This news release includes certain “forward-looking statements” within the meaning of, and subject to the safe harbor created by, Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the business, strategy and plans of DFIN and its expectations relating to future financial condition and performance. Statements that are not historical facts, including statements about DFIN management’s beliefs and expectations, are forward-looking statements. Words such as “believes,” “anticipates,” “estimates,” “expects,” “intends,” “aims,” “potential,” “will,” “would,” “could,” “considered,” “likely,” “estimate” and variations of these words and similar future or conditional expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. While DFIN believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond DFIN’s control. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend upon future circumstances that may or may not occur. Actual results may differ materially from DFIN’s current expectations depending upon a number of factors affecting the business and risks associated with the performance of the business. These factors include such risks and uncertainties detailed in DFIN periodic public filings with the SEC, including but not limited to those discussed under “Special Note Regarding Forward-Looking Statements” and in Part I, Item 1A. Risk Factors of DFIN’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, those discussed under “Special Note Regarding Forward-Looking Statements” in DFIN’s Quarterly Reports on Form 10-Q and in other investor communications of DFIN’s from time to time. DFIN does not undertake to and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events.

Donnelley Financial Solutions, Inc. and Subsidiaries (“DFIN”)

Condensed Consolidated Balance Sheets

(UNAUDITED)

(in millions, except per share data)

	September 30, 2025	December 31, 2024
Assets
Cash and cash equivalents	$22.7	$57.3
Receivables, less allowances for expected losses of $24.2 in 2025 (2024 - $25.0)	161.0	138.0
Prepaid expenses and other current assets	34.0	37.2
Total current assets	217.7	232.5
Property, plant and equipment, net	6.8	8.9
Operating lease right-of-use assets	7.9	12.3
Software, net	97.3	96.5
Goodwill	405.7	405.4
Deferred income taxes, net	48.3	56.4
Other noncurrent assets	32.6	29.6
Total assets	$816.3	$841.6

Liabilities
Accounts payable	$27.8	$28.7
Current portion of long-term debt	5.8	—
Operating lease liabilities	5.4	10.3
Accrued liabilities	154.3	185.1
Total current liabilities	193.3	224.1
Long-term debt	148.9	124.7
Deferred compensation liabilities	12.0	12.2
Pension and other postretirement benefits plans liabilities	23.1	23.3
Noncurrent operating lease liabilities	2.6	6.4
Other noncurrent liabilities	13.3	14.8
Total liabilities	393.2	405.5

Equity
Preferred stock, $0.01 par value
Authorized: 1.0 shares; Issued: None	—	—
Common stock, $0.01 par value
Authorized: 65.0 shares;
Issued and outstanding: 39.6 shares and 26.9 shares in 2025 (2024 - 38.9 shares and 28.7 shares)	0.4	0.4
Treasury stock, at cost: 12.7 shares in 2025 (2024 - 10.2 shares)	(469.0)	(344.1)
Additional paid-in capital	355.9	333.2
Retained earnings	554.7	528.5
Accumulated other comprehensive loss	(18.9)	(81.9)
Total equity	423.1	436.1
Total liabilities and equity	$816.3	$841.6

Donnelley Financial Solutions, Inc. and Subsidiaries (“DFIN”)

Condensed Consolidated Statements of Operations

(UNAUDITED)

(in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net sales
Software solutions	$90.7	$82.2	$267.5	$248.1
Tech-enabled services	68.6	75.2	230.3	260.3
Print and distribution	16.0	22.1	96.7	117.2
Total net sales	175.3	179.5	594.5	625.6
Cost of sales (a)
Software solutions	28.4	27.6	82.4	80.3
Tech-enabled services	27.9	29.2	86.8	93.7
Print and distribution	9.0	11.9	48.3	61.3
Total cost of sales	65.3	68.7	217.5	235.3
Selling, general and administrative expenses (a)	67.3	74.0	203.1	222.9
Depreciation and amortization	15.2	17.2	44.4	45.4
Restructuring, impairment and other charges, net	0.9	1.4	4.8	4.5
Other operating income, net	(1.6)	—	(2.1)	(9.8)
Income from operations	28.2	18.2	126.8	127.3
Interest expense, net	2.9	3.1	9.8	10.4
Pension plan settlement charge	82.8	—	82.8	—
Investment and other loss (income), net	0.4	(0.3)	1.2	(1.1)
(Loss) earnings before income taxes	(57.9)	15.4	33.0	118.0
Income tax (benefit) expense	(17.0)	6.7	6.8	31.9
Net (loss) earnings	$(40.9)	$8.7	$26.2	$86.1

Net (loss) earnings per share:
Basic	$(1.49)	$0.30	$0.94	$2.94
Diluted	$(1.49)	$0.29	$0.92	$2.86
Weighted average number of common shares outstanding:
Basic	27.4	29.1	27.9	29.3
Diluted	27.4	29.9	28.5	30.1

__________

(a)
Exclusive of depreciation and amortization.

	Three Months Ended September 30,		Nine Months Ended September 30,
Components of depreciation and amortization:	2025	2024	2025	2024
Cost of sales	$14.7	$16.7	$43.0	$43.8
Selling, general and administrative expenses	0.5	0.5	1.4	1.6
Total depreciation and amortization	$15.2	$17.2	$44.4	$45.4

Additional information:
Gross profit (b)	$95.3	$94.1	$334.0	$346.5
Exclude: Depreciation and amortization	14.7	16.7	43.0	43.8
Non-GAAP gross profit	$110.0	$110.8	$377.0	$390.3
Gross margin (b)	54.4%	52.4%	56.2%	55.4%
Non-GAAP gross margin	62.7%	61.7%	63.4%	62.4%

SG&A as a % of total net sales (a)	38.4%	41.2%	34.2%	35.6%
Operating margin	16.1%	10.1%	21.3%	20.3%
Effective tax rate	29.4%	43.5%	20.6%	27.0%

__________

(b)
Inclusive of depreciation and amortization.

Donnelley Financial Solutions, Inc. and Subsidiaries (“DFIN”)

Reconciliation of GAAP to Non-GAAP Measures

For the Three and Nine Months Ended September 30, 2025

(UNAUDITED)

(in millions, except per share data)

	For the Three Months Ended September 30, 2025
	Gross profit	SG&A (a)	Income (loss) from operations	Operating margin	Net (loss) earnings	Net (loss) earnings per diluted share
GAAP basis measures	$95.3	$67.3	$28.2	16.1%	$(40.9)	$(1.49)
Exclude: Depreciation and amortization	14.7
Non-GAAP measures	110.0
Non-GAAP % of total net sales	62.7%

Non-GAAP adjustments:
Restructuring, impairment and other charges, net	—	—	0.9	0.5%	0.7	0.03
Share-based compensation expense	—	(6.8)	6.8	3.9%	4.8	0.18
Pension plan settlement charge	—	—	—	—	60.3	2.20
Accelerated rent benefit	—	—	(1.6)	(0.9%)	(1.2)	(0.04)
Total Non-GAAP adjustments (b)	—	(6.8)	6.1	3.5%	64.6	2.35
Adjusted Non-GAAP measures (b)	$110.0	$60.5	$34.3	19.6%	$23.7	$0.86
Adjusted Non-GAAP % of total net sales	62.7%	34.5%

	For the Nine Months Ended September 30, 2025
	Gross profit	SG&A (a)	Income (loss) from operations	Operating margin	Net earnings (loss)	Net earnings (loss) per diluted share
GAAP basis measures	$334.0	$203.1	$126.8	21.3%	$26.2	$0.92
Exclude: Depreciation and amortization	43.0
Non-GAAP measures	377.0
Non-GAAP % of total net sales	63.4%

Non-GAAP adjustments:
Restructuring, impairment and other charges, net	—	—	4.8	0.8%	3.6	0.13
Share-based compensation expense	—	(20.3)	20.3	3.4%	14.0	0.49
Pension plan settlement charge	—	—	—	—	60.3	2.12
Accelerated rent benefit	—	—	(1.6)	(0.3%)	(1.2)	(0.04)
Gain on sale of long-lived assets	—	—	(0.5)	(0.1%)	(0.4)	(0.01)
Non-income tax, net	—	0.2	(0.2)	—	(0.1)	—
Gain on investments in equity securities (c)	—	—	—	—	(0.1)	—
Loss on debt extinguishment (d)	—	—	—	—	0.1	—
Total non-GAAP adjustments (b)	—	(20.1)	22.8	3.8%	76.2	2.67
Adjusted Non-GAAP measures (b)	$377.0	$183.0	$149.6	25.2%	$102.4	$3.59
Adjusted Non-GAAP % of total net sales	63.4%	30.8%

__________

(a)
Exclusive of depreciation and amortization.
(b)
Totals may not foot due to rounding.
(c)
Gain on investments in equity securities is included in investment and other loss (income), net on the Company’s Unaudited Condensed Consolidated Statements of Operations.
(d)
Loss on debt extinguishment is included in interest expense, net on the Company’s Unaudited Condensed Consolidated Statements of Operations.

Donnelley Financial Solutions, Inc. and Subsidiaries (“DFIN”)

Reconciliation of GAAP to Non-GAAP Measures

For the Three and Nine Months Ended September 30, 2024

(UNAUDITED)

(in millions, except per share data)

	For the Three Months Ended September 30, 2024
	Gross profit	SG&A (a)	Income (loss) from operations	Operating margin	Net earnings (loss)	Net earnings (loss) per diluted share
GAAP basis measures	$94.1	$74.0	$18.2	10.1%	$8.7	$0.29
Exclude: Depreciation and amortization	16.7
Non-GAAP measures	110.8
Non-GAAP % of total net sales	61.7%

Non-GAAP adjustments:
Restructuring, impairment and other charges, net	—	—	1.4	0.8%	1.0	0.03
Share-based compensation expense	—	(6.7)	6.7	3.7%	4.7	0.16
Non-income tax, net	—	0.3	(0.3)	(0.2%)	(0.1)	—
Total Non-GAAP adjustments (b)	—	(6.4)	7.8	4.3%	5.6	0.19
Adjusted Non-GAAP measures (b)	$110.8	$67.6	$26.0	14.5%	$14.3	$0.48
Adjusted Non-GAAP % of total net sales	61.7%	37.7%

	For the Nine Months Ended September 30, 2024
	Gross profit	SG&A (a)	Income (loss) from operations	Operating margin	Net earnings (loss)	Net earnings (loss) per diluted share
GAAP basis measures	$346.5	$222.9	$127.3	20.3%	$86.1	$2.86
Exclude: Depreciation and amortization	43.8
Non-GAAP measures	390.3
Non-GAAP % of total net sales	62.4%

Non-GAAP adjustments:
Restructuring, impairment and other charges, net	—	—	4.5	0.7%	3.3	0.11
Share-based compensation expense	—	(19.2)	19.2	3.1%	10.4	0.35
Gain on sale of long-lived assets	—	—	(9.8)	(1.6%)	(7.0)	(0.23)
Non-income tax, net	—	1.0	(1.0)	(0.2%)	(0.6)	(0.02)
Gain on investments in equity securities (c)	—	—	—	—	(0.3)	(0.01)
Total non-GAAP adjustments (b)	—	(18.2)	12.9	2.1%	5.8	0.19
Adjusted Non-GAAP measures (b)	$390.3	$204.7	$140.2	22.4%	$91.9	$3.05
Adjusted Non-GAAP % of total net sales	62.4%	32.7%

__________

(a)
Exclusive of depreciation and amortization.
(b)
Totals may not foot due to rounding
(c)
Gain on investments in equity securities is included in investment and other loss (income), net on the Company’s Unaudited Condensed Consolidated Statements of Operations.

Donnelley Financial Solutions, Inc. and Subsidiaries (“DFIN”)

Segment Adjusted EBITDA and Supplementary Information

(UNAUDITED)

(in millions)

	Capital Markets - Software Solutions	Capital Markets - Compliance and Communications Management	Investment Companies - Software Solutions	Investment Companies - Compliance and Communications Management	Corporate	Consolidated (a)
For the Three Months Ended September 30, 2025
Net sales	$59.0	$57.2	$31.7	$27.4	$—	$175.3
Adjusted EBITDA	$20.6	$19.6	$11.6	$9.5	$(11.8)	$49.5
Adjusted EBITDA margin %	34.9%	34.3%	36.6%	34.7%	nm	28.2%

Depreciation and amortization	$7.8	$1.6	$4.8	$1.0	$—	$15.2
Capital expenditures	$8.2	$2.2	$3.8	$0.5	$0.5	$15.2

For the Three Months Ended September 30, 2024
Net sales	$53.3	$63.5	$28.9	$33.8	$—	$179.5
Adjusted EBITDA	$13.2	$20.1	$8.9	$10.2	$(9.2)	$43.2
Adjusted EBITDA margin %	24.8%	31.7%	30.8%	30.2%	nm	24.1%

Depreciation and amortization	$7.1	$4.3	$4.5	$1.2	$0.1	$17.2
Capital expenditures	$9.9	$2.1	$6.0	$0.5	$0.6	$19.1

For the Nine Months Ended September 30, 2025
Net sales	$170.0	$234.6	$97.5	$92.4	$—	$594.5
Adjusted EBITDA	$56.9	$93.1	$38.6	$34.3	$(28.9)	$194.0
Adjusted EBITDA margin %	33.5%	39.7%	39.6%	37.1%	nm	32.6%

Depreciation and amortization	$22.5	$4.7	$14.3	$2.9	$—	$44.4
Capital expenditures	$22.9	$6.6	$12.6	$1.6	$1.5	$45.2

For the Nine Months Ended September 30, 2024
Net sales	$163.6	$268.4	$84.5	$109.1	$—	$625.6
Adjusted EBITDA	$50.2	$97.3	$28.0	$36.7	$(26.6)	$185.6
Adjusted EBITDA margin %	30.7%	36.3%	33.1%	33.6%	nm	29.7%

Depreciation and amortization	$20.3	$8.4	$13.1	$3.5	$0.1	$45.4
Capital expenditures	$24.3	$5.9	$17.0	$2.3	$1.3	$50.8

__________

(a)
Reconciliation of consolidated Adjusted EBITDA to net earnings (loss) is presented below.

nm - Not meaningful.

Donnelley Financial Solutions, Inc. and Subsidiaries (“DFIN”)

Condensed Consolidated Statements of Cash Flows

(UNAUDITED)

(in millions)

	For the Nine Months Ended September 30,
	2025	2024
Operating Activities
Net earnings	$26.2	$86.1
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	44.4	45.4
Provision for expected losses on accounts receivable	7.6	14.3
Share-based compensation expense	20.3	19.2
Deferred income taxes	(14.8)	(5.7)
Pension plan settlement charge	82.8	—
Net pension plan expense (income)	1.3	(0.8)
Gain on sales of long-lived assets	(0.5)	(9.8)
Amortization of operating lease right-of-use assets	5.0	6.9
Other	(2.0)	1.4
Changes in operating assets and liabilities:
Receivables, net	(29.6)	(40.2)
Prepaid expenses and other current assets	5.1	0.4
Accounts payable	1.5	—
Income taxes payable and receivable	(1.5)	4.0
Accrued liabilities and other	(19.5)	5.5
Operating lease liabilities	(7.4)	(10.6)
Pension and other postretirement benefits plans contributions	(13.8)	(1.4)
Net cash provided by operating activities	105.1	114.7
Investing Activities
Capital expenditures	(45.2)	(50.8)
Proceeds from sales of investments in equity securities	0.1	0.2
Proceeds from sale of long-lived assets	—	12.4
Net cash used in investing activities	(45.1)	(38.2)
Financing Activities
Revolving facility borrowings	236.5	159.5
Payments on revolving facility borrowings	(193.5)	(159.5)
Payments on long-term debt	(127.9)	—
Proceeds from issuance of long-term debt	115.0	—
Debt issuance costs	(2.2)	—
Treasury share repurchases	(123.1)	(64.4)
Cash received for common stock issuances	1.9	0.6
Finance lease payments	(2.4)	(2.1)
Net cash used in financing activities	(95.7)	(65.9)
Effect of exchange rate on cash and cash equivalents	1.1	(0.1)
Net (decrease) increase in cash and cash equivalents	(34.6)	10.5
Cash and cash equivalents at beginning of year	57.3	23.1
Cash and cash equivalents at end of period	$22.7	$33.6
Supplemental cash flow information:
Income taxes paid, net of refunds	$23.6	$33.5
Interest paid	$8.6	$10.7
Non-cash investing activities:
Capitalized software included in accounts payable	$3.6	$0.1

Additional Information:
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024
Net cash provided by operating activities	$74.4	$86.4	$105.1	$114.7
Less: capital expenditures	15.2	19.1	45.2	50.8
Free Cash Flow	$59.2	$67.3	$59.9	$63.9

Donnelley Financial Solutions, Inc. and Subsidiaries (“DFIN”)

Reconciliation of Reported to Organic Net Sales - By Segment

(UNAUDITED)

(in millions)

	Capital Markets - Software Solutions	Capital Markets - Compliance and Communications Management	Investment Companies - Software Solutions	Investment Companies - Compliance and Communications Management	Consolidated
Reported Net Sales:
For the Three Months Ended September 30, 2025	$59.0	$57.2	$31.7	$27.4	$175.3

For the Three Months Ended September 30, 2024	$53.3	$63.5	$28.9	$33.8	$179.5

Net sales change	10.7%	(9.9%)	9.7%	(18.9%)	(2.3%)

Supplementary non-GAAP information:

Year-over-year impact of changes in foreign exchange rates	0.4%	0.2%	0.7%	—	0.3%

Net organic sales change	10.3%	(10.1%)	9.0%	(18.9%)	(2.6%)

	Capital Markets - Software Solutions	Capital Markets - Compliance and Communications Management	Investment Companies - Software Solutions	Investment Companies - Compliance and Communications Management	Consolidated
Reported Net Sales:
For the Nine Months Ended September 30, 2025	$170.0	$234.6	$97.5	$92.4	$594.5

For the Nine Months Ended September 30, 2024	$163.6	$268.4	$84.5	$109.1	$625.6

Net sales change	3.9%	(12.6%)	15.4%	(15.3%)	(5.0%)

Supplementary non-GAAP information:

Year-over-year impact of changes in foreign exchange rates	0.1%	(0.1%)	0.4%	(0.1%)	—

Net organic sales change	3.8%	(12.5%)	15.0%	(15.2%)	(5.0%)

Donnelley Financial Solutions, Inc. and Subsidiaries (“DFIN”)

Reconciliation of Reported to Organic Net Sales - By Services and Products

(UNAUDITED)

(in millions)

	Software Solutions	Tech-enabled Services	Print and Distribution	Consolidated
Reported Net Sales:
For the Three Months Ended September 30, 2025	$90.7	$68.6	$16.0	$175.3

For the Three Months Ended September 30, 2024	$82.2	$75.2	$22.1	$179.5

Net sales change	10.3%	(8.8%)	(27.6%)	(2.3%)

Supplementary non-GAAP information:

Year-over-year impact of changes in foreign exchange rates	0.5%	—	0.5%	0.3%

Net organic sales change	9.8%	(8.8%)	(28.1%)	(2.6%)

	Software Solutions	Tech-enabled Services	Print and Distribution	Consolidated
Reported Net Sales:
For the Nine Months Ended September 30, 2025	$267.5	$230.3	$96.7	$594.5

For the Nine Months Ended September 30, 2024	$248.1	$260.3	$117.2	$625.6

Net sales change	7.8%	(11.5%)	(17.5%)	(5.0%)

Supplementary non-GAAP information:

Year-over-year impact of changes in foreign exchange rates	0.2%	(0.1%)	(0.1%)	—

Net organic sales change	7.6%	(11.4%)	(17.4%)	(5.0%)

Donnelley Financial Solutions, Inc. and Subsidiaries (“DFIN”)

Reconciliation of Net Earnings (Loss) to Adjusted EBITDA

(UNAUDITED)

(in millions)

	For the Twelve Months Ended	For the Three Months Ended
	September 30, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Net earnings (loss)	$32.5	$(40.9)	$36.1	$31.0	$6.3
Adjustments
Restructuring, impairment and other charges, net	6.9	0.9	1.0	2.9	2.1
Share-based compensation expense	26.3	6.8	7.5	6.0	6.0
Pension plan settlement charge	82.8	82.8	—	—	—
Accelerated rent benefit	(1.6)	(1.6)	—	—	—
Gain on sale of long-lived assets	(0.5)	—	—	(0.5)	—
Gain on sale of a business	(0.4)	—	—	—	(0.4)
Non-income tax, net	(0.3)	—	(0.1)	(0.1)	(0.1)
Gain on investments in equity securities	(0.1)	—	(0.1)	—	—
Depreciation and amortization	59.2	15.2	15.1	14.1	14.8
Interest expense, net	12.3	2.9	3.8	3.1	2.5
Investment and other loss (income), net	1.0	0.4	0.4	0.5	(0.3)
Income tax expense (benefit)	7.6	(17.0)	12.6	11.2	0.8
Total Non-GAAP adjustments	193.2	90.4	40.2	37.2	25.4
Adjusted EBITDA	$225.7	$49.5	$76.3	$68.2	$31.7

Software solutions	$349.1	$90.7	$92.2	$84.6	$81.6
Tech-enabled services	290.8	68.6	85.2	76.5	60.5
Print and distribution	110.9	16.0	40.7	40.0	14.2
Total net sales	$750.8	$175.3	$218.1	$201.1	$156.3

Adjusted EBITDA margin %	30.1%	28.2%	35.0%	33.9%	20.3%

	For the Twelve Months Ended	For the Three Months Ended
	September 30, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Net earnings	$96.7	$8.7	$44.1	$33.3	$10.6
Adjustments
Restructuring, impairment and other charges, net	5.9	1.4	1.3	1.8	1.4
Share-based compensation expense	24.6	6.7	7.4	5.1	5.4
Loss on sale of a business	6.1	—	—	—	6.1
Accelerated rent expense	3.1	—	—	—	3.1
Disposition-related expenses	0.3	—	—	—	0.3
Gain on sale of long-lived assets	(10.0)	—	—	(9.8)	(0.2)
Non-income tax, net	(1.1)	(0.3)	(0.3)	(0.4)	(0.1)
Gain on investments in equity securities	(0.5)	—	(0.3)	(0.1)	(0.1)
Depreciation and amortization	60.9	17.2	14.3	13.9	15.5
Interest expense, net	14.0	3.1	3.7	3.6	3.6
Investment and other income, net	(1.1)	(0.3)	(0.1)	(0.3)	(0.4)
Income tax expense (benefit)	28.0	6.7	17.1	8.1	(3.9)
Total Non-GAAP adjustments	130.2	34.5	43.1	21.9	30.7
Adjusted EBITDA	$226.9	$43.2	$87.2	$55.2	$41.3

Software solutions	$321.8	$82.2	$85.6	$80.3	$73.7
Tech-enabled services	333.9	75.2	102.2	82.9	73.6
Print and distribution	146.4	22.1	54.9	40.2	29.2
Total net sales	$802.1	$179.5	$242.7	$203.4	$176.5

Adjusted EBITDA margin %	28.3%	24.1%	35.9%	27.1%	23.4%

Donnelley Financial Solutions, Inc. and Subsidiaries (“DFIN”)

Debt and Liquidity Summary

(UNAUDITED)

(in millions)

Total Liquidity	September 30, 2025		December 31, 2024		September 30, 2024
Availability
Stated amount of the Revolving Facility (a)	$300.0		$300.0		$300.0
Less: availability reduction from covenants	—		—		—
Amount available under the Revolving Facility	300.0		300.0		300.0

Usage
Borrowings under the Revolving Facility	43.0		—		—
Impact on availability related to outstanding letters of credit	1.5		1.0		1.0
Amount used under the Revolving Facility	44.5		1.0		1.0

Availability under the Revolving Facility	255.5		299.0		299.0

Cash and cash equivalents	22.7		57.3		33.6

Net Available Liquidity	$278.2		$356.3		$332.6

Term Loan A Facility	$112.1		$125.0		$125.0
Borrowings under the Revolving Facility	43.0		—		—
Unamortized debt issuance costs	(0.4)		(0.3)		(0.4)
Total debt	154.7		124.7		124.6
Less: current portion of long-term debt	5.8		—		—
Long-term debt	$148.9		$124.7		$124.6

Adjusted EBITDA for the twelve months ended September 30, 2025 and 2024, and the year ended December 31, 2024	$225.7		$217.3		$226.9

Non-GAAP Gross Leverage (defined as total debt divided by Adjusted EBITDA)	0.7	x	0.6	x	0.5	x

Non-GAAP Net Debt (defined as total debt less cash and cash equivalents)	132.0		67.4		91.0

Non-GAAP Net Leverage (defined as non-GAAP Net Debt divided by Adjusted EBITDA)	0.6	x	0.3	x	0.4	x

__________

(a)
The Company has a $300.0 million senior secured revolving credit facility (the “Revolving Facility”). The Revolving Facility is subject to a number of covenants, including a minimum Interest Coverage Ratio and a maximum Consolidated Net Leverage Ratio, both as defined and calculated in the credit agreement. As of September 30, 2025, there were $43.0 million of borrowings outstanding under the Revolving Facility as well as $1.5 million in outstanding letters of credit and bank guarantees, all of which reduced the availability under the Revolving Facility. Based on the Company’s results of operations for the twelve months ended September 30, 2025 and existing debt, the Company would have had the ability to utilize the remaining $255.5 million of the $300.0 million Revolving Facility and not have been in violation of the terms of the Revolving Facility agreement.